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                                                                EXHIBIT 99.11(b)


                               POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints each of Jeffrey L. Steele, Robert W. Helm, A. Thomas Smith III and Sara
L. Badler his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him in his name, place and stead, to sign any and all Registration Statements applicable to The MainStay Funds and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and the states, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                   Title                             Date
---------                   -----                             ----


/s/ Stephen C. Roussin      President,                        October 27, 1997
----------------------      Chief Executive Officer and
Stephen C. Roussin          Trustee